Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Amendment No. 1 to the Registration Statement on Form F-3 (File No. 333-123859) and related Prospectus of AudioCodes Ltd. dated June 3, 2005, and to the incorporation by reference therein of our report dated January 24, 2005, with respect to the consolidated financial statements and schedule of AudioCodes Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

Tel-Aviv, Israel June 3, 2005	KOST FORER GABBAY & KASIERER A Member of Ernst & Young Global